                                                                    Exhibit 6(a)

Form no. 12

                              ARTICLES OF AMENDMENT
                                       OF
                      TOYOTA MOTOR LIFE INSURANCE COMPANY
                              [name of corporation]

TO THE SECRETARY OF STATE OF THE STATE OF IOWA: Pursuant to section 1002 or 1006 of the Iowa Business Corporation Act, the undersigned corporation adopts the following amendment(s) to the corporation's articles of incorporation.

1.       The name of the corporation is Toyota Motor Life Insurance Company.

2.       Amendment:

         ARTICLE I IS REPLACED IN ITS ENTIRETY TO READ AS FOLLOWS:

                        "The name of the Corporation shall be NUTMEG LIFE
                INSURANCE COMPANY."

         ARTICLE II IS REPLACED IN ITS ENTIRETY TO READ AS FOLLOWS:

                        "The location of the Corporation's principal place of
                business is 2550 Middle Road, Suite 204, Bettendorf, Iowa
                52722."

3.       The date of adoption of the amendment was January 24, 2000.

4. The amendment was approved by the shareholder. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting is as follows:

                                               VOTES ENTITLED       VOTES
       DESIGNATION                SHAKES         TO BE CAST       REPRESENTED
        OF GROUP               OUTSTANDING      ON AMENDMENT      AT MEETING
         Common Stock,
       $1.000 par value           2.500             2.500            2.500.

[Complete 4A or 4B]

4A. The total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment is as follows:

               VOTING           VOTES              VOTES
               GROUP             FOR              AGAINST


4B. The total number of undisputed votes cast for the amendment by each voting group was:

                           VOTING               VOTES
                            GROUP                FOR
                         Common Stock,
                       $ 1,000 par value         2.500.

The number of votes cast for the amendment by each, voting group was sufficient for approval by that voting group.

The effective date and time of this document is the time of filing on the date it is filed with the Iowa Secretary of State.


                                Toyota Motor Life Insurance Company
                                ------------------------------------------------
                                [name of corporation]


                                /s/ Thomas A. Klee
                                ------------------------------------------------
                                [signature]


                                Thomas A. Klee, Assistant Corporate Secretary
                                ------------------------------------------------
                                [type or print name & title]

                             CERTIFICATE OF APPROVAL
                                ATTORNEY GENERAL


         Pursuant to provisions of the Iowa Code, the undersigned approves the "Articles of Amendment" for Toyota Motor Life Insurance Company (adopted January 24, 2000) and finds them in conformance with the laws of the United States and with the laws and Constitution of the State of Iowa.


                                             THOMAS J. MILLER
                                             Attorney General of Iowa


3-16-00                                      /s/ Scott M. Galenbeck
---------                                    ----------------------------
Date                                  By:    SCOTT M. GALENBECK
                                             Assistant Attorney General


                             CERTIFICATE OF APPROVAL
                            COMMISSIONER OF INSURANCE


         Pursuant to the provisions of the Iowa Code, the undersigned approves the "Articles of Amendment" for Toyota Motor Life Insurance Company (adopted January 24, 2000).

                                             THERESE M. VAUGHAN
                                             Commissioner of Insurance


3.16.00                                      /s/ Robert L. Howe
---------                                    ----------------------------
Date                                  By:    ROBERT L. HOWE
                                             Deputy Commissioner of Insurance

                                                                   FILED
                                                                   IOWA
                                                             SECRETARY OF STATE
Cert of Approval - Articles                                      3-29-2000
                                                                  11:14 AM
                                                                  W23615S
                                                                 [GRAPHIC]

                                     FORM A
                 STATEMENT REGARDING THE ACQUISITION OF CONTROL
                      OF OR MERGER WITH A DOMESTIC INSURER

                       TOYOTA MOTOR LIFE INSURANCE COMPANY
                           (Name of Domestic Insurer)

                                       by

                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                      Name of Acquiring Person (Applicant)

Filed with the Insurance Division of

                   Iowa
--------------------------------------------
(State of domicile of insurer being acquired)

Dated: October 19, 1999


Name, Title, Address and Telephone Number of Individual to Whom Notices and Correspondence Concerning this Statement Should be Addressed:


                                 Leslie T. Soler
                                Assistant Counsel
                  Hartford Life and Accident Insurance Company
                                  P.O. Box 2999
                             Hartford, CT 06104-2999
                               Tel. (860) 843-6731
                               Fax  (860) 843-8865

ITEM 1. INSURER AND METHOD OF ACQUISITION

         The domestic insurer to which this application relates is Toyota Motor Life Insurance Company ("Domestic Insurer"), with a principal office at 19001 South Western Avenue, TC20, Torrance, California, 90509-2916.

         Subject to the terms and conditions of a Stock Purchase Agreement dated as of September 29, 1999 (the "Agreement") between Toyota Motor Insurance Services, Inc., a California insurance company ("Seller"), and Hartford Life and Accident Insurance Company, a Connecticut life insurance company ("Applicant"), Seller will sell, transfer and convey to Applicant and Applicant will purchase and accept from Seller 2,500 shares of the common stock of the Domestic Insurer representing one hundred percent (100%) of the Domestic Insurer's issued and outstanding capital stock. As of the date of this Statement and as contemplated by the Agreement, the authorized capital stock of the Domestic Insurer consists solely of 5,000 shares of common stock, par value $1,000 per share (the "Shares"), of which all 2,500 Shares are issued and outstanding. All of the Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. Seller has good title and the right to transfer ownership of the Shares free and clear of all liens and, upon delivery of the Shares to Applicant, Applicant will acquire good title thereto, free and clear of any lien other than any lien that may be created or caused by Applicant or an affiliate thereof.

ITEM 2. IDENTITY AND BACKGROUND OF THE APPLICANT

         (a) Applicant which is seeking to acquire control of the Domestic Insurer is Hartford Life and Accident Insurance Company, a Connecticut life insurance company maintaining its principal business address at 200 Hopmeadow Street, Simsbury, Connecticut 06089.

         (b) Applicant and its principal wholly owned life insurance subsidiary, Hartford Life Insurance Company, have been engaged for the past five years, and will continue to be engaged, in the underwriting, sale and administration of a broad range of group and individual insurance products, including life, health and disability insurance and annuities. A more detailed description of Applicant's businesses is contained in the financial statements of Applicant appearing at
EXHIBIT 12(a) in response to Item 12 of this Statement.

         Applicant is a wholly owned subsidiary of Hartford Life, Inc., a Delaware holding corporation ("HLI"). HLI, an indirect subsidiary of The Hartford Financial Services, Group, Inc. (formerly known as ITT Hartford Group, Inc.) ("HFSG"), is a publicly traded company whose Class A Common Stock has been registered with the U.S. Securities and Exchange Commission. HFSG, through its wholly owned subsidiary Hartford Accident and Indemnity Insurance Company, indirectly beneficially owns 100% of the issued and outstanding shares (114,000,000 shares) of HLI's Class B Common Stock (600,000 shares, $0,01 par value per share, authorized). As of the date of this Statement, HFSG holds approximately 81.4% of the economic interest in HLI.

         (c)      See EXHIBIT 2(c) hereto.

         No court proceedings involving a reorganization or liquidation are pending with respect to any entity appearing in EXHIBIT 2(c) hereto as of the date of this Statement.

ITEM 3. IDENTITY AND BACKGROUND OF INDIVIDUALS ASSOCIATED WITH THE APPLICANT

         The members of the Board of Directors of Applicant, as of the date of this Statement, are as follows:

                  David T. Foy
                  Lynda Godkin
                  Thomas M. Marra
                  Lowndes A. Smith
                  Raymond P. Welnicki
                  Lizabeth H. Zlatkus
                  David M. Znamierowski

The principal executive officers of Applicant, as of the date of this Statement, are as follows:

                  Lowndes A. Smith     President and Chief Executive Officer

                  Thomas M. Marra      Executive Vice President & Director,
                                       Individual Investment Products Division

                  David T. Foy         Senior Vice President, Chief Financial
                                       Officer and Treasurer

                  Lynda Godkin         Senior Vice President, General Counsel
                                       and Corporate Secretary

                  Craig R. Raymond     Senior Vice President and Chief Actuary

                  Mary Jane B. Fortin  Chief Accounting Officer and Vice
                                       President

         The information required by subitems (a), (b), (c) and (d) of this Item is set forth at EXHIBIT 3 hereto for the directors and the principal executive officers of Applicant.

         At the date of this Statement, there are no individuals owning ten percent (10%) or more of Applicant's voting securities.

ITEM 4. NATURE, SOURCE AND AMOUNT OF CONSIDERATION

         (a) Applicant will acquire 100% of the Shares for cash consideration derived from Applicant's general corporate funds. The purchase price for such shares (the "Purchase Price") shall be an amount equal to the sum of (1) $2,760,000 for the value of the Domestic Insurer's licenses and (2) the amount of the Domestic Insurer's net admitted assets reflected on the estimated pro forma balance sheet to be provided by Seller to Applicant as of the closing date of the acquisition, pursuant to the terms of the Agreement. The Domestic Insurer's net admitted assets are estimated to be $ 8,500,000.

         No part of the Purchase Price is represented or will be represented by funds or other consideration, borrowed or otherwise obtained, for the purpose of acquiring, holding or trading securities.

         (b) The Purchase Price was determined by arm's length negotiation between the Seller and Applicant. The Domestic Insurer will retain a minimum capital of $1,530,000, plus an additional $6,120,000 representing the minimum surplus required by the state of New Jersey in order to maintain authority in that state pursuant to Section 17B:18-68 of the New Jersey Insurance Code. Such retained minimum capital and minimum surplus satisfy the minimum capital and surplus requirements of $5,00,000 established by Iowa pursuant to Iowa Insurance Laws Sec. 508.5.

         (c)      Not applicable.

ITEM 5. FUTURE PLANS OF INSURER

         Upon entering into the Agreement, the Seller and Applicant agree that the Domestic Insurer's assets shall consist only of U.S. Treasuries (valued at their market value at the closing date), interest accrued thereon, and cash and such other assets in the amounts as Seller and Applicant shall mutually agree upon.

         Other than the foregoing, Applicant currently has no plans, and has not made any proposals, with respect to the declaration of an extraordinary dividend or the making of any other distribution, the liquidation of the Domestic Insurer, the sale of the Domestic Insurer's assets to, or the merger or consolidation with, any person or persons, or the making of any other material change to the business operations, corporate structure or management of the Domestic Insurer, other than as described herein. Additionally, Applicant has no plans and has not made any proposal with respect to the Domestic Insurer entering into material contracts, agreements, arrangements, understandings or transactions of any kind with any party following the closing of the transaction contemplated by the Purchase Agreement.

         Applicant currently anticipates that, following the completion of the acquisition contemplated by the Agreement, the Domestic Insurer may be used as a vehicle for joint ventures between Applicant's life insurance subsidiaries and one or more financial institutions or other companies engaged in distributing insurance products.

         As of the closing date of the transaction, all of the current directors of the Domestic Insurer will resign and all of the officers of the Domestic Insurer will be removed. Applicant then will elect a new Board of Directors consisting of the following individuals:

                David T. Foy
                Lynda Godkin
                Thomas M. Marra
                Lowndes A. Smith
                Lizabeth H. Zlatkus
                David M. Znamierowski

         The Board of Directors is expected to appoint the following individuals to serve in the capacities set forth opposite their names:

                Lowndes A. Smith       President

                David M. Znamierowski  Senior Vice President and Chief
                                       Investment Officer


                Lynda Godkin           Senior Vice President, General Counsel
                                       and Corporate Secretary
                Dawn Cormier           Assistant Secretary

                Mary Jane B. Fortin    Vice President and Chief Accounting
                                       Officer

                Charles R. Shabunia    Vice President

                Thomas A. Campbell     Vice President and Actuary

Biographical information concerning Messrs. Foy, Marra, Smith, and Znamierowski, and Mss. Godkin, Fortin and Zlatkus is set forth at EXHIBIT 3 hereto in alphabetical order. Biographical information concerning Ms. Cormier, Messrs. Campbell and Shabunia is set forth at EXHIBIT 5 hereto.

         In addition, the Board of Directors of the Domestic Insurer is expected to amend the Articles of Incorporation of the Domestic Insurer to change its name to Nutmeg Life Insurance Company effective January 1,2000.

ITEM 6. VOTING SECURITIES TO BE ACQUIRED

           Subject to the terms and conditions of the Agreement between Seller and Applicant, Seller will sell, transfer and convey to Applicant and Applicant will purchase and accept from Seller shares of the common stock of the Domestic Insurer representing one hundred percent (100%) of the Domestic Insurer's issued and outstanding capital stock. As of the date of this Statement and as contemplated by the Agreement, the authorized capital stock of the Domestic Insurer consists solely of 5,000 shares of common stock, par value $1,000 per share (the "Shares"), of which all 2,500 Shares are issued and outstanding.

         Applicant is acquiring the Shares for its own account for investment only, with no present intention of reselling or otherwise disposing of all or any portion of the Shares in a manner which would constitute a violation of applicable federal or state securities laws and regulations.

         A copy of the form of Agreement governing the sale and purchase of the Stock is attached hereto as EXHIBIT 6.

         The terms of the transactions contemplated by the Agreement were arrived at by private negotiations between Applicant and the Domestic Insurer. The purchase price for the Shares is equal to the cost of Domestic Insurer's licenses and the amount of the Domestic Insurer's net admitted assets, and was determined by Applicant based on its experience in making acquisitions of the type contemplated by the Agreement and through its negotiations with the Domestic Insurer. No independent appraisal was sought by either party with respect to the purchase price of the Shares or the accuracy and fairness of the method by which the purchase price for the Shares was arrived at.

ITEM 7.  OWNERSHIP OF VOTING SECURITIES

         As of the date of this Statement and as contemplated by the Agreement, the authorized capital stock of the Domestic Insurer consists solely of 5,000 shares of common stock, par value $1,000 per share (the "Shares"), of which all 2,500 Shares are issued and outstanding. The Shares are held beneficially by Seller. All of the Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. Seller has good title and the right to transfer ownership of the Shares free and clear of all liens and, upon delivery of the Shares to Applicant, Applicant will acquire good title thereto, free and clear of any lien other than any lien that may be created or caused by Applicant or an affiliate thereof.

         Applicant is acquiring the Shares for its own account for investment only, with no present intention of reselling or otherwise disposing of all or any portion of the Shares in a manner which would constitute a violation of applicable federal or state securities laws and regulations.

ITEM 8. CONTRACTS, ARRANGEMENTS, OR UNDERSTANDINGS WITH RESPECT TO VOTING SECURITIES OF THE INSURER

         Other than the Agreement, there are no contracts, arrangements or understandings, either oral or in writing, of any kind with respect to the Shares or any security convertible into or evidencing a right to acquire, either immediately or at some future time, a voting security of the Domestic Insurer involving Applicant, its affiliates or any person listed in Item (3) or Item 5 of this Statement

         The form of Agreement appears at EXHIBIT 6 hereto.

         By entering into the Agreement, Seller covenants that, at all times before the closing, it will cause the Domestic Insurer to refrain from authorizing or issuing any Shares of the Domestic Insurer's capital stock or other equity securities or entering into any contract or granting any option, warrant or right calling for the authorization or .issuance of any such shares or other equity securities, or creating or issuing any securities directly or indirectly convertible into or exchangeable for any Shares or other equity securities, or issuing any options, warrants or rights to purchase any such convertible securities.

         In accordance with Section 18 of the Agreement, Applicant has entered into an agreement with John F. Scott, President, Fletcher Financial, Inc., 11900 West 87th Street Parkway, Suite 115, Lenexa, Kansas 66215-4556, pursuant to which it has agreed to pay to Mr. Scott a finder's fee in the amount of $ 112,800 for his services in connection with the transactions contemplated by the Agreement. Mr. Scott is not a brokers-dealer nor is he an officer or director of, employed by, or in any way connected with Applicant, Seller or the Domestic Insurer other than with respect to the transactions contemplated by the Agreement.

ITEM 9. RECENT PURCHASES OF VOTING SECURITIES

         Neither Applicant, its affiliates or any person listed in Item 3 or
Item 5 of this Statement has purchased any Shares during the 12 calendar months preceding the filing of this Statement.

ITEM 10. RECENT RECOMMENDATIONS TO PURCHASE

         Neither (i) Applicant, its affiliates or any person listed in EXHIBIT 3 to this Statement or (ii) anyone based upon interviews or at the suggestion of Applicant, its affiliates or any person listed in Item 3 or Item 5 of this Statement, has made any recommendations to purchase any Shares during the 12 calendar months preceding The filing of this Statement.

ITEM 11. AGREEMENTS WITH BROKER-DEALERS

         Neither Seller, Applicant or the Domestic Insurer has entered into any agreement, contract or understanding with any broker-dealer with respect to solicitation of the Shares for tender and the payment of any fees commissions or other compensation in connection therewith.

         In accordance with Section 18 of the Agreement, Applicant has entered into an agreement with John F. Scott, President, Fletcher Financial, Inc., 11900 West 87th Street Parkway, Suite 115, Lenexa, Kansas 66215-4556, pursuant to which it has agreed to pay to Mr. Scott a finder's fee in the amount of $ 112,800 for his services in connection with the transactions contemplated by the Agreement. Mr. Scott is not a broker-dealer nor is he an officer or director of, employed by, or in any way connected with Applicant, Seller or the Domestic Insurer other than with respect to the transactions contemplated by the Agreement.

ITEM 12. FINANCIAL STATEMENTS AND EXHIBITS

(a) The following financial statements and exhibits are attached to this statement as EXHIBIT 12(a):

         (1) THE HARTFORD FINANCIAL SERVICES GROUP, INC. (FORMERLY "ITT HARTFORD GROUP, INC.")

                  A. Annual Report to Shareholders for the Year Ended December 31, 1998
                  B. Annual Report to Shareholders for the Year Ended December 31, 1997
                  C.       Form 10-K for the Year Ended December 31, 1998
                  D.       Form 10-K for the Year Ended December 31, 1997

         (2)      NUTMEG INSURANCE COMPANY

                  A. Statutory Quarterly Statement for the Six Months Ended June 30, 1999
                  B. Statutory Annual Statement for the Year Ended December 31, 1998
                  C. Statutory Annual Statement for the Year Ended December 31, 1997
                  D. Statutory Annual Statement for the Year Ended December 31, 1996
                  E. Statutory Annual Statement for the Year Ended December 31, 1995
                  F. Statutory Annual Statement for the Year Ended December 31, 1994

         (3)      HARTFORD FIRE INSURANCE COMPANY

                  A. Statutory Quarterly Statement for the Six Months Ended June 30, 1999
                  B. Statutory Annual Statement for the Year Ended December 31, 1998
                  C. Statutory Annual Statement for the Year Ended December 31, 1997
                  D. Statutory Annual Statement for the Year Ended December 31, 1996
                  E. Statutory Annual Statement for the Year Ended December 31, 1995

                  F. Statutory Annual Statement for the Year Ended December 31, 1994

         (4)      HARTFORD ACCIDENT AND INDEMNITY COMPANY

                  A. Statutory Quarterly Statement for the Six Months Ended June 30, 1999
                  B. Statutory Annual Statement for the Year Ended December 31, 1998
                  C. Statutory Annual Statement for the Year Ended December 31, 1997
                  D. Statutory Annual Statement for the Year Ended December 31, 1996
                  E. Statutory Annual Statement for the Year Ended December 31, 1995
                  F. Statutory Annual Statement for the Year Ended December 31, 1994

         (5)      HARTFORD LIFE, INC.

                  A. Annual Report to Shareholders for the Year Ended December 31, 1998
                  B. Annual Report to Shareholders for the Year Ended December 31, 1997
                  C.       Form l0-K for the Year Ended December 31, 1998
                  D.       Form 10-K for the Year Ended December 31, 1997

         (6)      HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

                  A. Statutory Quarterly Statement for the Six Months Ended June 30, 1999
                  B. Statutory Annual Statement for the Year Ended December 31, 1998
                  C. Statutory Annual Statement for the Year Ended December 31, 1997
                  D. Statutory Annual Statement for the Year Ended December 31, 1996
                  E. Statutory Annual Statement for the Year Ended December 31, 1995
                  F. Statutory Annual Statement for the Year Ended December 31, 1994

         (7)      HARTFORD LIFE INSURANCE COMPANY

                  A. Statutory Quarterly Statement for the Six Months Ended June 30, 1999
                  B. Statutory Annual Statement for the Year Ended December 31, 1998
                  C. Schedule D of the Annual Statement for the Year Ended December 31, 1998
                  D. Statutory Annual Statement for the Year Ended December 3l, 1997
                  E. Schedule D of the Annual Statement for the Year Ended December 31, 1997
                  F. Statutory Annual Statement for the Year Ended December 31, 1996
                  G. Schedule D of the Annual Statement for the Year Ended December 31, 1996
                  H. Statutory Annual Statement for the Year Ended December 31, 1995
                  I. Schedule D of the Annual Statement for the Year Ended December 31, 1995
                  J. Statutory Annual Statement for the Year Ended December 31, 1994
                  K.       Schedule D of the Annual Statement for the Year
                           Ended December 31, 1994

         (8)      HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                  A. Statutory Quarterly Statement for the Six Months Ended June 30, 1999
                  B. Statutory Annual Statement for the Year Ended December 31, 1998
                  C. Statutory Annual Statement for the Year Ended December 31, 1997
                  D. Statutory Annual Statement for the Year Ended December 31, 1996
                  E. Statutory Annual Statement for the Year Ended December 31, 1995
                  F. Statutory Annual Statement for the Year Ended December 31, 1994

         (9)      HARTFORD INTERNATIONAL LIFE REASSURANCE CORPORATION

                  A. Statutory Quarterly Statement for the Six Months Ended June 30, 1999
                  B. Statutory Annual Statement for the Year Ended December 31, 1998
                  C. Statutory Annual Statement for the Year Ended December 31, 1997
                  D. Statutory Annual Statement for the Year Ended December 31, 1996
                  E. Statutory Annual Statement for the Year Ended December 31, 1995
                  F. Statutory Annual Statement for the Year Ended December 31, 1994

         (b)      See EXHIBIT l2(a).

         (c)      None.

ITEM 13. SIGNATURE AND CERTIFICATION

                                    SIGNATURE

Pursuant to the requirements of Section 521A.3 of the Iowa Insurance Laws and
Section 191-45.2 of the Iowa Regulations, Hartford Life and Accident Insurance Company has caused this application to be duly signed on its behalf in the Town of Simsbury and State of Connecticut on the 20th day of October, 1999.


                       HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

                        By:    /s/ Lynda Godkin
                               ----------------------------------------------
                        Name:  Lynda Godkin
                        Title: Senior Vice President, General Counsel and

Attest:

   /s/
------------------------------
    (Signature of Officer)

      Asst. Vice President
---------------------------------
           (Title)

                                  CERTIFICATION

The undersigned deposes and says that she has duly executed the attached application dated October ___________, 1999, for and on behalf of Hartford Life and Accident Insurance Company; that she is the Senior Vice President, General Counsel and Corporate Secretary of Hartford Life and Accident Insurance Company, and that she is authorized to execute and file such instrument. Deponent further says that she is familiar with such instrument and the contents thereof, and that the facts set forth are true to the test of her knowledge, information and belief.


                          Subscribed and sworn to before me this
                          20th day of October, 1999.

                          Notary Public /s/ Jeanette Toce
                                        -------------------------------------

                          My commission expires My Commission Exp. Aug. 31, 2001
                                                --------------------------------

                                    RESTATED

                           ARTICLE OF INCORPORATION OF

                      MONUMENTAL GENERIC INSURANCE COMPANY

TO THE SECRETARY OF STATE
OF THE STATE OF IOWA:

     Pursuant to Section 1007 of the Iowa Business corporation Act, the undersigned corporation adopts the following Restated Articles of Incorporation.

1.   The name of the Corporation is Monumental General Insurance Company.

2. The Articles of Incorporation of the Corporation are amended and restated to provide as follows:

                            ARTICLES OF INCORPORATION

                                    ARTICLE I
                                      NAME

     The name of this Corporation shall be Toyota Motor Life Insurance Company.

                                   ARTICLE II
                           PRINCIPAL PLACE OF BUSINESS

     The location of this Corporation's principal place of business is 100 Court Avenue, Suite 600, Des Moines, Polk County, Iowa 50309 and may be changed hereafter to any other location in Polk County, Iowa without further amendment to these Amended and Restated Articles of Incorporation.

                                   ARTICLE III
                               OBJECTS AND POWERS

     The objects and powers of this corporation shall be:

     1. To insure the lives of individuals on the level premium or legal reserve plans; to grant, purchase and dispose of annuities (including variable annuities); to receive and execute trusts, including the power to hold in trust the proceeds of any life insurance policy issued by it; to insure either individually, or on the group or franchise plan, the health of persons and to insure against personal injuries, disablement, or death, resulting from accident; and to reinsure any part of said risks. To have all the powers conferred by the laws of the State of Iowa upon corporations organized for the purposes of insuring the lives of individuals, and to issue all such forms of insurance contracts as pertain to or may be connected with the business of life insurance as it now is or may be hereafter carried on in the United States.

     2. To have the right to buy, hold, sell and convey personal property and such real estate as may be necessary or convenient for the proper conduct of the affairs of the corporation, or as may be permitted by law.

     3. To have all the powers conferred by law on a life insurance company organized for the purposes above set forth; and in connection therewith to have all powers conferred by law on all corporations organized and doing business under and by the authority of Chapters 490, 506, 507, 508, 508A, 509, 511, 514A and 515 Code of Iowa, as now or hereafter amended.

     4. To organize an insurance or investment company or companies within the meaning of Section 508.33, Code of Iowa, as now or hereafter amended, and to own stock in such company or companies.

                                   ARTICLE IV
                                AUTHORIZED STOCK

     The authorized capital stock of the Corporation shall be Five Million Dollars ($5,000,000.00) represented by a single class of Five Thousand (5,000) shares of common stock of the par value of One Thousand Dollars ($1,000.00) per share. All stock shall be issued as provided by law and where issued shall be fully paid and nonassessable. At all meetings of the shareholders, each holder of common stock will be entitled to one (1) vote for each such share so held. Holders of the shares of common stock shall be entitled to receive the net assets of this Corporation upon its dissolution.

                                    ARTICLE V
                                     CAPITAL

     The Corporation, at the time of restating these Articles, shall issue, at par, Two Thousand Five Hundred (2,500) shares of stock.

                                   ARTICLE VI
                                     PROXIES

     At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

                                   ARTICLE VII
                           REGISTERED AGENT AND OFFICE

     The Registered Agent of this Corporation is Ronald L. Sutphin. The Registered Office of the Corporation is 100 Court Avenue, Suite 600, Des Moines, Iowa 50309.

                                  ARTICLE VIII
                                    DURATION

     This Corporation shall have perpetual existence.

                                   ARTICLE IX
                          PROPORTIONATE REPRESENTATION

     The holder or holders, jointly or severally, of not less than one-fifth (1/5) but less than a majority of the shares of the capital stock of the corporation shall be entitled to nominate to be elected or appointed directors as provided in section 523.5, Code of Iowa, as now or hereafter amended.

                                    ARTICLE X
                                  INCORPORATOR

     The incorporation of this Corporation in Craig D. Vermie, 4333 Edgewood Road N.E., Cedar Rapids, IA 52499.

     3. These duly adopted Restated Articles of Incorporation supersede the Corporation's prior Articles of Incorporation and all agreements and restatements thereto.

     Dated this 13th day of October, 1992.

                                     MONUMENTAL GENERAL INSURANCE COMPANY

                                 By: /s/
                                     -------------------------------------------
                                                    Shareholder

     On this ________ day of _______________, 1992, before me, the undersigned, a Notary Public in and for the State of California, personally appeared
           , to me personally known, who being by me duly sworn, did say that he is the President, of the Corporation executing the foregoing instrument, that no seal has been procured by the Corporation, that the instrument was signed on behalf of the Corporation by authority of its Board of Directors, that he acknowledged the execution of the instrument to be the voluntary act and deed of the Corporation and of the fiduciary, by it, by him and as the fiduciary voluntarily executed.

                                     /s/ Sandra L. Carivellas
                                     -------------------------------------------
                                         Notary Public in and for the
                                             State of California

                                              [SEAL OF NOTARY PUBLIC]

                             CERTIFICATE OF APPROVAL

The foregoing Restated Articles of Incorporation of Monumental General Insurance Company are approved as being in accordance with Title XX of the Town Code, the laws of the United States and the Constitution and laws of the State.

Dated this 13 day of October, 1992.


                                         BONNIE J. CAMPBELL
                                         Attorney General of Iowa


                                     By: /s/ Debra West
                                         ------------------------------
                                         DEBRA WEST
                                         Assistant Attorney General


                                         [SEAL OF APPROVED]

                                   CERTIFICATE

                                       OF

                      MONUMENTAL GENERAL INSURANCE COMPANY

                  REGARDING RESTATED ARTICLES OF INCORPORATION

TO THE SECRETARY OF STATE
OF THE STATE OF IOWA:

     Pursuant to Section 1007 of the Iowa Business Corporation Act, the undersigned corporation submits the following certificate regarding the attached Restated Articles of Incorporation.

     1. The Restate Articles of Incorporation of Monumental General Insurance Company contain an amendment to the Articles requiring shareholder approval.

     2.   The name of the corporation is Monumental General Insurance Company.

     3. The text of the amendment to the articles of Incorporation contained in the Restated Articles of Incorporation requiring shareholder approval is as follows:

                                   ARTICLE IV
                                AUTHORIZED STOCK

               The authorized capital stock of the Corporation shall be Five Million Dollars ($5,000,000.00) represented by a single class of Five Thousand (5,000) shares of common stock of the par value of One Thousand Dollars ($1,000.00) per share. All stock shall be issued as provided by law and where issued shall be fully paid and nonassessable. At all meetings of the shareholders, each holder of common stock will be entitled to one (1) vote for each such share so held. Holders of the shares of common stock shall be entitled to receive the net assets to this Corporation upon its dissolution.

     4. Following the filing of the Restated Articles of Incorporation of Monumental General Insurance Company, the Corporation shall cancel the Five Hundred Thousand (500,000) shares of common stock, Three Dollars and Seventy-five Cents ($3.75) par value currently issued and outstanding in the name of Toyota Motor Credit Corporation, and shall issue Two Thousand Five Hundred (2,500) shares of common stock, One Thousand Dollars ($1,000) par value to Toyota Motor Credit Corporation.

     5. The amendment contained in the Restated Articles of Incorporation of Monumental General Insurance Company was adopted by Toyota Motor Credit Corporation, its sole shareholder, on the first day of October, 1992.

     6. The amendment of the Articles of Incorporation was approved by the shareholders in the following manner:

          CLASS OF STOCK: Common Stock, $3.75 Par Value
          NUMBER OF OUTSTANDING SHARES: 500,000
          NUMBER OF VOTES ENTITLED TO BE CAST: 500,000

          VOTES FOR AMENDMENT: 500,000
          VOTES AGAINST AMENDMENT: 0

     The number of votes cast for the amendment by the sole voting group was sufficient for approval of the amendment.

                                            MONUMENTAL GENERAL INSURANCE COMPANY

                                     By: Douglas M. West
                                         ---------------------------------------
                                         Douglas M. West, Secretary

                                     Date: October 13, 1992


                                     [SEAL OF SECRETARY OF STATE]

[SEAL]

    PAUL D. PATE                  IOWA 1995                  FOR OFFICE USE ONLY
 SECRETARY OF STATE             ANNUAL REPORT
   STATE OF IOWA                   FOR AN                         [GRAPHIC]
                               IOWA CORPORATION

                       Required by Iowa Code chapter 490

1. Name of the corporation, its registered agent and registered office.
     490 DP-160690
     TOYOTA MOTOR LIFE INSURANCE COMPANY                                    The Prentice-Hall Corp. System, Inc.
     RONALD L. SUTPHIN                                                      729 Insurance Exchange Building
     100 COURT AVE STE 600                                                  Des Moines, IA 50309
     DES MOINES, IA 50309


(You may change your registered agent/office in the box at right)

2. Address of the Principal Office of the Corporation                               CHANGE OF REGISTERED
     19001 S WESTERN AVE FS25                       PAUL D. PATE                       AGENT OR OFFICE
     TORRANCE, CA 90509                          Secretary of State             Complete this section if there is a
                                                        FILED                   change to the current registered agent
                                                   Date: 3-31-95                and registered office as preprinted in
                                                   Time: 4:30 PM                item one of this report.
                                                   Receipt: W74631
                                                                                1. Name of the new registered agent:
Change the address to:                                                             The Prentice-Hall
                                                                                      Corporation System, Inc.
_____________________________                                                   -----------------------------------------------
_____________________________                                                      (Please print)
_____________________________                                                       /s/
                                                                                -----------------------------------------------
                                                                                    (Signature of new registered agent)
3. Stock Authorized and Issued
                                                                                2. The address of the new registered
     CLASS         SERIES       AUTHORIZED        ISSUED                           office in Iowa is:
  1. Common         None         5,000            2,500
  2. __________   __________    __________       __________                       729 Insurance Exchange Bldg.
  3. __________   __________    __________       __________                     -----------------------------------------------
  4. __________   __________    __________       __________                        Street Address (A street address is required.
                                                                                   A post office box may be added)

                                                                                  Des Moines, IA 50309
                                                                                -----------------------------------------------
                                                                                             (City, State, Zip)

                                                                                3. The signature of a new registered
                                                                                   agent constitutes the consent of the
                                                                                   new agent to the appointment.

                                                                                4. The name of the corporation and the
                                                                                   address of the current registered agent
                                                                                   and registered office are as stated in
                                                                                   item one of this report.

                                                                                5. After any change is made, the
                                                                                   address of the registered office
                                                                                   and the business address of the
                                                                                   registered agent will be identical.

4. Does the corporation own agricultural land in Iowa?
            YES, the corporation owns                                  / /  acres.                     /X/  NO
                                                                (Number of acres)

5. Is the corporation a "family farm corporation?"                     / /  YES                        /X/  NO

6. FILING FEE IS ENCLOSED                                                                  $30.00

     The officers and directors of the corporation are reported on page 2 and any attached additional sheets.

7. SIGNED: /s/                                                     Vice President  3/28/95
          ---------------------------------------------------------------------------------------------------------------------
                                    Signature/Title                     Date               Phone(optional)

     Report must be signed by an officer or a person authorized by the board of directors to sign the report.

Form no. 12

                              ARTICLES OF AMENDMENT
                                       OF
                       TOYOTA MOTOR LIFE INSURANCE COMPANY
                              [name of corporation]

TO THE SECRETARY OF STATE OF THE STATE OF IOWA: Pursuant to section 1002 or 1006 of the Iowa Business Corporation Act, the undersigned corporation adopts the following amendment(s) to the corporation's articles of incorporation.

1.   The name of the corporation is Toyota Motor Life Insurance Company.

2.   Amendment:

     ARTICLE I IS REPLACED IN ITS ENTIRETY TO READ AS FOLLOWS:

               "The name of the Corporation shall be NUTMEG LIFE INSURANCE COMPANY."

     ARTICLE II IS REPLACED IN ITS ENTIRETY TO READ AS FOLLOWS:

               "The location of the Corporation's principal place of business is 2550 Middle Road, Suite 204, Bettendorf, Iowa 52722."

3.   The date of adoption of the amendment was January 24, 2000.

4. The amendment was approved by the shareholder. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting is as follows:

                                                 VOTES ENTITLED        VOTES
     DESIGNATION                  SHARES           TO BE CAST       REPRESENTED
       OF GROUP                 OUTSTAND1NG       ON AMENDMENT      AT MEETING
       Common Stock,
     $1,000 par value              2,500              2,500            2,500.

[Complete 4A or 4B]

4A. The total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment is as follows:

               VOTING             VOTES           VOTES
                GROUP              FOR           AGAINST


4B. The total number of undisputed votes cast for the amendment by each voting group was:

               VOTING             VOTES
                GROUP              FOR
           Common Stock,
          $1,000 par value        2,500.

The number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

The effective date and time of this document is the time of filing on the date it is filed with the Iowa Secretary of State.


                                 Toyota Motor Life Insurance Company
                                 -----------------------------------------------
                                 [name of corporation]


                                  /s/ Thomas A. Klee
                                 -----------------------------------------------
                                 [signature]


                                 Thomas A. Klee, Assistant Corporate Secretary
                                 -----------------------------------------------
                                 [type or print name & title]

                             CERTIFICATE OF APPROVAL
                                ATTORNEY GENERAL


     Pursuant to provisions of the Iowa Code, the undersigned approves the "Articles of Amendment" for Toyota Motor Life Insurance Company (adopted January 24, 2000) and finds them in conformance with the laws of the United States and with the laws and Constitution of the State of Iowa.


                                                THOMAS J. MILLER
                                                Attorney General of Iowa


3-16-00                                         /s/ Scott M. Galenbeck
--------                                        --------------------------------
Date                                      By:   SCOTT M. GALENBECK
                                                Assistant Attorney General


                             CERTIFICATE OF APPROVAL
                            COMMISSIONER OF INSURANCE


     Pursuant to the provisions of the Iowa Code, the undersigned approves the "Articles of Amendment" for Toyota Motor Life Insurance Company (adopted January 24, 2000).


                                                THERESE M. VAUGHAN
                                                Commisssioner of Insurance




3-16-00                                          /s/ Robert L. Howe
--------                                        --------------------------------
Date                                      By:   ROBERT L. HOWE
                                                Deputy Commissioner of Insurance

                                                                  FILED
                                                                   IOWA
Cert of Approval - Articles                                  SECRETARY OF STATE
                                                                3-29-2000
                                                                11:14 AM
                                                                W236155
                                                                [GRAPHIC]

[SEAL]

             CHESTER J. CULVER                    STATEMENT OF CHANGE
            SECRETARY OF STATE                   OF REGISTERED OFFICE
                 STATE OF IOWA                         AND/OR
                                                   REGISTERED AGENT

     Pursuant to Iowa law, the undersigned submits this Statement to change the business entity's registered office and/or registered agent in Iowa. PLEASE READ THE INSTRUCTIONS ON THE BACK SIDE OF THIS FORM BEFORE COMPLETING THE INFORMATION AND SIGNING BELOW.

1. The NAME of the business entity is:    Nutmeg Life Insurance Company
                                      ------------------------------------------

2. The STREET ADDRESS of the CURRENT registered OFFICE is:

     729 Insurance Exchange Building       Des Moines        Iowa        50309
--------------------------------------------------------------------------------
               street                          city          state        zip

3. The STREET ADDRESS of the NEW registered OFFICE is:

     2222 Grand Avenue                      Des Moines        Iowa       50312
--------------------------------------------------------------------------------
               street                          city          state        zip

4. The NAME of the CURRENT registered AGENT is: Prentice Hall Corporation System
                                               ---------------------------------

The NAME of the NEW registered AGENT is: C T Corporation System
                                        ----------------------------------------

6. If the REGISTERED AGENT has changed, the NEW Registered Agent must sign here, consenting to their appointment, or attach their written consent to this form.


                             /s/ SALVINA AMENTA-GRAY
                      ------------------------------------
                        Signature of NEW Registered Agent


                               SALVINA AMENTA-GRAY

                           SENIOR ASSISTANT SECRETARY

Complete ONLY if the Registered Agent changes.

7. If the REGISTERED AGENT CHANGES THE STREET ADDRESS OF THEIR BUSINESS OFFICE on this form, here indicating that NOTICE of the change has been given to the business entity.

                                                                  FILED
              ------------------------------------                IOWA
                 Signature of Registered Agent             SECRETARY OF STATE
                                                                 5-8-00
                                                                3:00 PM
                                                                W239812
                                                               [GRAPHIC]

Complete ONLY if the Registered Agent changes the street address of their business office.

8. After any/all change(s) are made, the STREET ADDRESS OF THE REGISTERED OFFICE and the STREET ADDRESS THE REGISTERED AGENT will be identical.

9. Signature by authorized* representative: /s/ Thomas A. Klee Date: May 1, 2000
                                           -------------------       -----------
                                           *See instruction #9 on back

                              Thomas A. Klee
Print Name and Title:  Assistant Corporate Secretary
                     --------------------------------      ---------------------
                                   Name